Exhibit 99.4

PRO FORMA FINANCIAL INFORMATION
WIDEPOINT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information has been prepared by WidePoint Corporation (“WidePoint”) and gives effect to the acquisition of iSYS, LLC (“iSYS”) completed on January 4, 2008.

The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2006 has been prepared to give effect to the iSYS acquisition as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of operations for the nine month period ended September 30, 2007 has been prepared to give effect to the iSYS acquisition as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 has been prepared to give effect to the ORC acquisition as if it has occurred on September 30, 2007.

The pro forma adjustments, which are based on available information and certain assumptions that WidePoint believes are reasonable under the circumstances, are applied to the historical financial statements of WidePoint and iSYS. WidePoint’s preliminary allocation of the iSYS purchase price is based upon preliminary estimates of the fair value of net assets acquired. Management believes that the preliminary allocation of the purchase price is reasonable, however, in some cases, the final allocation will be based upon an independent valuation that is not yet complete. As a result, the allocation is subject to revision as additional information becomes available, and such revised allocation could differ from the preliminary allocation.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for WidePoint and iSYS. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what WidePoint’s financial position or results of operations would actually have been had the acquisition occurred on such dates or to project WidePoint’s results of operations or financial position for any future period.

These pro forma financial statements contain certain costs, including expenses allocated to iSYS that WidePoint’s management does not expect will continue. As a result, actual results may differ significantly from the pro forma information presented herein.

WIDEPOINT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Twelve months ended December 31, 2006

	(a)	(b)
	Historical		Pro Forma		Pro Forma
	WidePoint	iSYS	Adjustments		Combined
Revenues, net	$17,953,209	$11,021,809	$--		$28,975,018
Cost of sales	14,255,892	9,317,048	400,000	(c)	23,972,940

Gross profit	3,697,317	1,704,761	(400,000)		5,002,078

Sales, general and
administrative expenses	4,179,780	1,053,217	--		5,232,997
Depreciation expense	35,131	12,038	--		47,169

Total sales,
general and administrative expenses	4,214,911	1,065,255	--		5,280,166

Income (Loss) from operations	(517,594)	639,506	(400,000)		(278,088)

OTHER INCOME (EXPENSE):
Interest income	92,669	4,943	(36,000	)(d)	61,612
Interest expense	(9,713)	(52)	(422,147	)(e)	(431,912)

Net income (loss) before income tax	$(434,638)	$644,397	$(858,147)		$(648,388)
Income tax benefit, net	83			(f)	83

Net (loss) income	$(434,555)	$644,397	$(858,147)		$(648,388)

Basic and diluted net income (loss) per share	$(0.01)	N/A	$--		$(0.01)

Basic and diluted weighted average shares outstanding	45,437,154	N/A	1,500,000	(g)	46,937,154

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Nine months ended September 30, 2007

	(a)	(b)
	Historical		Pro Forma		Pro Forma
	WidePoint	iSYS	Adjustments		Combined
Revenues, net	$10,146,942	$12,591,856	$--		$22,738,798
Cost of sales	7,262,276	10,456,300	300,000	(c)	18,018,576

Gross profit	2,884,666	2,135,556	(300,000)		4,720,222

Sales, general
and administrative expenses	3,098,874	1,165,081	--		4,263,896
Depreciation expense	59,773	10,635	--		70,408

Total sales,
general and administrative expenses	3,158,647	1,175,657	--		4,334,304

Income (Loss) from operations	(273,981)	959,840	(300,000)		385,859

OTHER INCOME (EXPENSE):
Interest income	83,942	3,249	(36,000	)(d)	51,191
Interest expense	(8,576)	(6)	(233,152	)(e)	(241,734)
Net income (loss) before income tax	$(198,615)	$963,083	$(569,152)		$195,316
Income tax provision	--	--	--	(f)	--

Net (loss) income	$(198,615)	$963,142	$(569,152)		$195,316

Basic net income (loss) per share	$(0.004)	N/A	$--		$0.01

Diluted net income (loss) per share	$(0.004)	N/A	$--		$0.01

Basic weighted average shares outstanding	52,348,799	N/A	1,500,000	(g)	53,848,799

Diluted weighted average shares outstanding	52,348,799	N/A	7,226,579	(g)	59,575,318

The accompanying notes are an integral part of the financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Statements of Operations:

a.	To reflect the reported historical operating results of WidePoint for the year ended December 31, 2006 and the unaudited operating results for the nine months ended September 30, 2007 which included its acquisition of iSYS.

b.	To reflect the historical results of operations of iSYS for the twelve month period ended December 31, 2006, which is the same as WidePoint’s fiscal year. The unaudited quarterly statements of operations were derived from the historical results of operations of iSYS for the nine month period ended September 30, 2007.

c.	To record estimated amortization expense related to the identifiable intangible assets associated with the acquisition of iSYS. WidePoint has retained an outside firm to do an independent appraisal for the allocation of the purchase price related to the acquisition of iSYS. As this appraisal has not yet been completed, the total allocation, the useful lives, and the method of amortization may change. Based upon the most current projections, WidePoint recorded an intangible asset associated with the mobile telecom management services and the iSYS’s client relationship and applied a $2,000,000 value with an estimated useful life of 5 years in which WidePoint realized an amortization expense of $400,000 for the twelve month period ended December 31, 2006 and $300,000 for the nine month period ended September 30, 2007.

d.	To adjust interest income as a result of the reduction of $1,200,000 in cash balances at WidePoint with an assumed interest rate of 3% for the fiscal year 2006 and 4% for the nine months period ending September 30, 2007.

e.	In conjunction with the acquisition of iSYS, WidePoint secured a $5,000,000, prime rate, secured line of credit of which WidePoint utilized approximately $1,800,000 towards the purchase price requirements of iSYS. The line of credit was in the form of a term loan that expires in April of 2009. The adjustment records an incremental interest expense at a rate of 7.50% of $136,875 for the twelve month period ended December 31, 2006 and $102,375 for the nine month period ended September 30, 2007 and additionally includes amortized costs associated with the loan that includes document preparation fees and legal fees.

f.	Assumes the utilization of WidePoint’s net operating loss carryforwards.

g.	To reflect the issuance of 1,500,000 common shares of WidePoint’s stock as part of the purchase consideration of iSYS for the basic calculation of net shares outstanding for the fiscal year 2006 and the nine months ending September 30, 2007. Includes an additional 5,726,579 options and warrants for the nine months ending September 30, 2006 in diluted shares outstanding as a result of the consolidated net income from the proforma combination of WidePoint and iSYS.

WIDEPOINT CORPORATION UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2007

	Historical		Pro Forma		Pro Forma
	WidePoint	iSYS	Adjustments		Combined
Assets	(a)	(b)
Current assets:
Cash and cash equivalents	$2,861,982	$85,716	(1,200,000	)(c)	$1,747,698
Accounts receivable	3,682,709	4,099,504			7,782,213
Prepaid expenses and other assets	323,591	1,371,590			1,695,181

Total current assets	6,868,282	5,556,810	(1,200,000)		11,225,092

Property and equipment, net	267,728	37,276			305,004
Goodwill	2,526,110	--	5,055,907	(d)	7,582,017
Intangibles, net	1,118,699	--	2,000,000	(d)	3,118,699
Other assets	106,947	12,117			119,064

Total assets	$10,887,766	$5,606,203	$5,487,732		$22,349,876

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings			$1,800,000	(e)	$1,800,000
Accounts payable	$1,987,008	$2,882,688	$--		$4,869,696
Accrued expenses	909,348	876,700	102,722	(f)	1,888,770
Deferred revenue	175,730	--	--		175,730
Short-term portion of bank term loan			500,000	(e)	500,000
Short-term portion of deferred rent	--	--	--		--
Short-term portion of capital lease
obligation	52,725	--			52,725

Total current liabilities	3,124,811	3,759,388	2,402,722		9,286,921

Bank term loan, net of current portion			1,500,000	(g)	1,500,000
Note payable, former iSYS owner			2,000,000	(g)	2,000,000
Capital lease obligation, net of current
portion	38,360	--			38,360

Total liabilities	3,163,171	3,759,388	5,902,722		12,825,281

Stockholders’ equity:
Common stock, $.001 par value,
110,000,000 shares authorized	52,559		1,500	(h)	54,059
Stock warrants	38,666				38,666
Additional paid-in capital	60,816,310	1,846,815	(48,315	)(i)	62,614,810
Accumulated deficit	(53,182,940)				(53,182,940)
Total stockholders’ equity	7,724,595	1,846,815	(46,815)		9,524,595

Total liabilities and stockholders’ equity	$10,887,766	$5,606,203	$5,855,907		$22,349,876

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATION NOTES
TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

a.	To reflect the historical unaudited financial position of WidePoint.

b.	To reflect the historical unaudited financial position of the iSYS.

c.	With respect to the adjustment of $1,200,00 in cash and cash equivalents, WidePoint made a payment of $5,000,000 cash to acquire iSYS. WidePoint paid to the owner of iSYS $5,000,000 in cash proceeds of which it utilized $1,200,000 from cash on hand and $3,800,000 from short-term and long-term borrowings from WidePoint’s credit facilities with Cardinal Bank. (See notes e & g) As a result of the above the Company recognized a net reduction in cash of $1,200,000.

d.	With respect to the adjustment of $5,055,907 and $2,000,000 of Goodwill and Intangibles, WidePoint estimated the preliminary allocation of the purchase price and assumed a net estimated fair value of assets purchased as of September 30, 2007 of approximately $1,846,815, with approximately $2,000,000 in estimated intangible assets, and approximately $5,055,907 in goodwill. No contingent consideration has been considered for purposes of this pro-forma. Two classes of intangible assets were identified and estimated. The mobile telecom management service offering was identified with an estimated expected useful life of 5 years and the iSYS contracts and client relationships were given an estimated life of 5 years. A value of approximately $1,000,000 was attributed to the mobile telecom management service offering and a value of approximately $1,000,000 was attributed to the contracts and client relationships. The iSYS acquisition has been accounted for as an asset purchase by WidePoint and pursuant to pro-forma’s purchase accounting have utilized the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of the acquisition. The pro forma adjustments herein are based on management’s preliminary estimates of fair value. The Company has retained and is presently reviewing its estimates of fair value. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein. Management made estimates as to the average expected life of iSYS’s client relationships and the expected performance of iSYS’s mobile telecom management services offerings. In the event that these estimates are not accurate then the value of the intangibles and the associated life assigned may be adjusted. The following schedule estimates purchase price as of September 30, 2007:

Current assets	$5,556,810
PP&E, net	37,276
Intangible assets	2,000,000
Goodwill	5,055,907
Other assets	12,117
Current liabilities	(3,759,388)
Total	$8,902,722

e.	With respect to the $2,300,000 adjustment in both short-term borrowings of $1,800,000 and $500,000 of short-term portion of the bank term loan (See note g), WidePoint utilized a short-term credit facility of up to $5,000,000 to borrow $1,800,000 from Cardinal Bank. The Company entered into the one year credit facility in January of 2008. The one year credit facility is collateralized by the Company’s eligible contract receivables, inventory, all of its stock in certain of our subsidiaries and certain property and equipment and bear interest at prime plus 50 basis points with the provisions that the rate can adjust downward given the Company meets certain performance provisions. WidePoint’s credit facility requires that the Company maintain specified financial covenants relating to fixed charge coverage, interest coverage, and debt coverage, and maintain a certain level of consolidated net worth.

f.	With respect to the $102,722 adjustment to accrued expenses, WidePoint adjusted for accrued expenses associated with the purchase of iSYS, which were not yet paid. These include legal, accounting, and other direct fees associated the acquisition and the credit facility with Cardinal Bank.

g.	With respect to the $3,500,000 adjustment in long-term debt, the Company utilized $2,000,000 in a four year term loan of which it apportioned $1,500,000 to long-term debt and utilized another $2,000,000 in a 14 month sellers note between WidePoint and the seller of iSYS. In January 2008 WidePoint entered into a senior lending agreement with Cardinal Bank which provided a four year term note collateralized by the Company’s eligible contract receivables, inventory, all of its stock in certain of our subsidiaries and certain property and equipment, and bear interest at the prime plus 50 basis points and can adjust downward given performance measures being met within its credit agreement with the interest rate not to go below 6.5%. WidePoint’s credit facility requires that the Company maintain specified financial covenants relating to fixed charge coverage, interest coverage, and debt coverage, and maintain a certain level of consolidated net worth. In January 2008 WidePoint entered into a subordinated 14 month term sellers note with the iSYS seller which bears interest at 10%.

h.	With respect to the $1500 adjustment in Common Stock, the Company issued 1,500,000 restricted shares of common stock at a price per share of $1.20 on January 8, 2008 as part of the consideration paid to the seller of iSYS for $1,800,000.

i.	With respect to the $48,315 reduction in additional paid-in-capital, the Company increased additional paid-in capital $1,798,500 as a result of the issuance of 1,500,000 restricted shares common stock of WidePoint at a $1.20 per share on January 4, 2008 and eliminated $1,846,815 of member’s capital of iSYS in connection with the Company’s above-referenced purchase.